UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2023 (December 1, 2023)

Victory Oilfield Tech, Inc.
(Exact name of registrant as specified in its charter)

Nevada	002-76219-NY	87-0564472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3355 Bee Caves Road, Suite 608, Austin, Texas	78746
(Address of principal executive offices)	(Zip Code)

(512) 347-7300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on July 25, 2023, Victory Oilfield Tech, Inc. (the “Company”), and Victory H2EG Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with H2 Energy Group Inc., a Delaware corporation (“H2EG”, and collectively with the Company and Merger Sub, the “Parties”). Pursuant to the Merger Agreement, Merger Sub agreed to merge with and into H2EG, which will survive in the merger and become a wholly owned subsidiary of the Company (the “Merger”), in exchange for the issuance of at least 400,335,526 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to the H2EG stockholders which, in the aggregate, constitutes at least 70% of the Company’s issued and outstanding capital stock on a fully diluted basis after the closing of the Merger Agreement (the “Closing”).

As a condition of the Merger Agreement, the Company engaged in a private placement offering of Common Stock at $0.059 per share under Regulation D of the Securities Act of 1933, and Rule 506(b) promulgated thereunder (the “Financing”), seeking to raise $5,000,000, and the investors therein were to receive the right to appoint a director to the board of directors of the Company. Additionally, within 30 days of the Closing, the Company agreed to enter a definitive agreement with its affiliate, Visionary Private Equity Group I, LP (“Visionary”), in which it would transfer ownership of Pro-Tech Hardbanding Services, Inc. (“Pro-Tech”) to Visionary. The Merger Agreement also contemplates the conversion of all the Company’s convertible notes held by Visionary (the “Visionary Convertible Notes”) for 50,961,957 shares of Common Stock.

On December 1, 2023, the Parties entered into Amendment No. 1 to the Merger Agreement (“Amendment No. 1”) with respect to the Merger contemplated thereby. Among other things, Amendment No. 1 amends the Merger Agreement to provide that:

(i)	the H2EG stockholders will receive 243,000,000 shares of Common Stock upon the Closing, and 175,822,708 shares of Common Stock upon a future increase to the Company’s authorized capital stock;

(ii)	upon conversion of the Visionary Convertible Notes at the Closing, Visionary will receive: (a) 7,866,034 shares of Common Stock; and (b) 43,095,923 pre-funded warrants to purchase Common Stock, in a form mutually agreed upon by the Parties, provided that the pre-funded warrants will contain an exercise limitation that prohibits the exercise of such pre-funded warrants until Victory has increased its authorized capital stock (the “Pre-funded Warrants”).

(iii)	the holder of all the issued and outstanding shares of the Company’s Series D Preferred Stock has agreed to the cancelation of his 8,333 shares of Series D Preferred Stock in exchange for 3,961,539 Pre-funded Warrants at the Closing;

(iv)	the Company’s equity ownership interest in Pro-Tech shall be transferred to Pro-Tech Holdings, LLC, a Texas limited liability company (“Pro-Tech Holdings”), instead of Visionary, so long as Flagstaff International, LLC (“Flagstaff”), a Delaware limited liability company, and an affiliate of Pro-Tech Holdings, commits pursuant to a binding agreement to purchase $4,000,000 worth of a new series of preferred stock to be designated by the Company, on terms to be mutually agreed upon by Flagstaff and Victory, which will include the right to appoint a director to the board of directors of Victory;

(v)	the Company will sell $1,212,000 worth of Common Stock in the Financing and that the investors therein will not receive a right to appoint a director to the Company’s board of directors; and

(vi)	as soon as practicable after the Closing, the H2EG stockholders, as owners of a majority of the issued and outstanding Common Stock on a post-Closing basis, shall vote in favor of, and shall cause the Company and its board of directors to take all necessary actions to effect, an amendment to the Company’s articles of incorporation to increase its authorized capital stock thereunder to at least 1,170,318,154 shares of Common Stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Agreement and Plan of Merger, dated July 25, 2023, by and among Victory Oilfield Tech, Inc., Victory H2EG Merger Sub Inc., and H2 Energy Group Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on July 26, 2023)
10.2	Amendment No. 1 to Agreement and Plan of Merger, dated December 1, 2023, by and among Victory Oilfield Tech, Inc., Victory H2EG Merger Sub Inc., and H2 Energy Group Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2023	Victory Oilfield Tech, Inc.

/s/ Kevin DeLeon
	Name:	Kevin DeLeon
	Title:	Chief Executive Officer

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